Exhibit 99.1

NeOnc Technologies Holdings, Inc. Announces ~ $300,000 in Insider Purchases of NTHI Stock by

Chairman and CEO; Company Provides Context on 2025 Financial Results

Insider buying indicates management’s conviction in undervalued shares ahead of multiple near-term catalysts:

●	NEO100: interim data readout - expected within ~4 months

●	NEO212: expects Type B End-of-Phase FDA meeting to align on a potential pivotal, registrational Phase 2 study - within the next 4 weeks

CALABASAS, Calif., April 14, 2026 — NeOnc Technologies Holdings, Inc. (“NTHI” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, today announced that Chairman and CEO Amir Heshmatpour has purchased approximately $300,000 worth of NTHI stock in the last week, demonstrating management’s confidence in the Company’s undervalued shares, ahead of multiple near-term catalysts which include:

●	NEO100 - interim data readout – expected within ~4 months

●	NEO212 - Type B End-of-Phase FDA meeting to align on a potential pivotal, registrational Phase 2 study – expected within the next 4 weeks

The company is also providing additional context regarding the year-over-year change in operating expenses reflected in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 31, 2026.

For the fiscal year ended December 31, 2025, the Company reported a net loss of approximately $62 million, of which roughly 73% was attributable to non-cash stock-based compensation and one-time listing-related advisory fees, resulting in normalized ongoing cash operating expenses of approximately $10.1 million for the year.

Specifically, the $45.2 million in non-cash and non-recurring charges consisted of approximately $35.6 million in stock-based compensation associated with the 2023 Equity Plan and approximately $9.6 million in one-time advisory fees related to the Company’s public listing. The stock-based compensation charge covers a three-year period and includes awards granted to employees, executives, and key contributors as part of the Company’s long-term incentive and retention strategy. This expense does not consume cash and does not reduce the Company’s liquidity. The $9.6 million in listing-related advisory fees is a cash expense but is non-recurring in nature and is not expected to continue in future periods.

The normalized cash operating expenses figure referenced above is a non-GAAP measure presented to help investors evaluate the Company’s underlying operational cost structure.

Subsequent to year-end, the Company completed a private placement financing during the first quarter of 2026, raising gross proceeds of approximately $13.0 million. The Company used a portion of the proceeds to strengthen its balance sheet by repaying outstanding short-term convertible debt and satisfying certain accrued obligations. Management believes this financing, combined with ongoing expense management initiatives, positions the Company to continue advancing key clinical milestones.

“In 2025, we advanced our clinical programs while completing our transition to a public company,” said Keithly Garnett, Chief Financial Officer of NeOnc Technologies Inc. “While reported net loss reflects significant non-cash and listing-related charges, our focus remains on disciplined capital allocation and advancing NEO100 and NEO212 through important clinical inflection points. Following our first quarter 2026 financing, we are prioritizing efficient deployment of capital toward value-creating milestones.”

NeOnc remains focused on efficiently deploying capital to achieve key clinical milestones and drive long-term shareholder value.

Key Clinical Milestones & Data

●	NEO212 — Phase 1 Complete, RP2D Set at 610 mg:

○	Early signs of possible clinical efficacy, including potential durable disease control in heavily pretreated recurrent GBM and brain metastasis patients, observed even within the safety-focused phase

○	Type B End-of-Phase FDA meeting to align on a potential pivotal, registrational Phase 2 study - within the next 4 weeks

○	Exploring an Accelerated Approval pathway

○	First oral bio-conjugated temozolomide asset is mechanistically differentiated by its potential ability to overcome MGMT-mediated TMZ resistance.

●	NEO100 — Phase 2a Fully Enrolled: Completed enrollment in the NEO100 Phase 2a trial for IDH-1 mutant recurrent high-grade glioma, with an interim data readout expected in ~4 months (approximately August 2026).

●	Updated NEO100 Clinical Results Show Possible Durable Efficacy in Recurrent IDH1-Mutant Gliomas:

○	Expanded 25-patient cohort from Phase 1/2a and compassionate-use experience, intranasal NEO100

○	Suggested a 24% radiographic remission rate (6/25)—3× the ~8% historically seen with salvage therapies

○	44% six-month progression-free survival (vs. 21–31% historical benchmarks)

○	36% of patients (9/25) alive ≥18 months post-treatment initiation

○	No significant toxicity even under prolonged chronic dosing

○	Reinforces NEO100’s potential as a first-in-class, CNS-penetrant metabolic therapy for recurrent WHO Grade III/IV IDH1-mutant astrocytoma.

●	NEO100 & Ultrasound: Announced AI-driven findings demonstrating that ultrasound may enhance the potency of NEO100 against primary and metastatic brain tumors, pointing toward a potential combination approach.

Normalized Cash Operating Expenses Reconciliation
Description	Amount ($M)
Net cash used in operating activities (GAAP)	$(20.4)
Less: Listing-related advisory payments	+9.6
Less: Litigation settlement	+0.7
Core operating cash burn (clinical + G&A)	~$(10.1)

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our Quarterly and annual reports on Form 10-Q and 10-K as filed with the Securities and Exchange Commission, along with other cautionary language in that report and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

Company Contact:
info@neonc.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

3